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                                                             EXHIBIT NO. 99.1(j)


                               MFS SERIES TRUST I


                         MFS REAL ESTATE INVESTMENT FUND




      Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 6, 1995, as amended, (the "Declaration"), of MFS Series Trust I (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Real Estate Investment Fund, a series of the Trust, has been terminated.
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      IN WITNESS WHEREOF, the undersigned have executed this certificate this
30th day of October, 1998.


RICHARD B. BAILEY                                  WALTER E. ROBB, III
----------------------------                       ----------------------------
Richard B. Bailey                                  Walter E. Robb, III
63 Atlantic Avenue                                 35 Farm Road
Boston,  MA  02110                                 Sherborn,  MA  01770




MARSHALL N. COHAN                                  ARNOLD D. SCOTT
----------------------------                       ----------------------------
Marshall N. Cohan                                  Arnold D. Scott
2524 Bedford Mews Drive                            20 Rowes Wharf
Wellington, FL  33414                              Boston, MA  02110




LAWRENCE H. COHN                                   JEFFREY L. SHAMES
----------------------------                       ----------------------------
Lawrence H. Cohn                                   Jeffrey L. Shames
45 Singletree Road                                 38 Lake Avenue
Chestnut Hill,  MA  02167                          Newton, MA  02159




SIR J. DAVID GIBBONS                               J. DALE SHERRATT
----------------------------                       ----------------------------
Sir J. David Gibbons                               J. Dale Sherratt
"Leeward"                                          86 Farm Road
5 Leeside Drive                                    Sherborn, MA  01770
"Point Shares"
Pembroke,  Bermuda  HM  05



ABBY M. O'NEILL                                    WARD SMITH
----------------------------                       ----------------------------
Abby M. O'Neill                                    Ward Smith
200 Sunset Road                                    36080 Shaker Blvd
Oyster Bay,  NY  11771                             Hunting Valley, OH 44022